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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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                         ERLY INDUSTRIES INC.
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               (Name of Registrant as Specified In Its Charter)

                               THE POWELL GROUP
                       FARMERS RICE MILLING COMPANY, INC.
                               NANETTE N. KELLEY
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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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                                                           FOR IMMEDIATE RELEASE
                                                                COMPANY CONTACT:

                                                                  Nanette Kelley
                                                                       President
                                                                  (504) 992-4540
[LETTERHEAD OF THE POWELL GROUP]

                                THE POWELL GROUP REJECTS TWO PROPOSED AMENDMENTS
                                    TO THE ARTICLES OF INCORPORATION TO RESTRICT
                                                    SHAREHOLDERS' RIGHTS BY ERLY
                                                        INDUSTRIES INC. (NASDAQ)


           BATON ROUGE, LOUISIANA, SEPTEMBER 2, 1997...The Powell Group, its wholly owned subsidiary Farmers Rice Milling Company and The Powell Group President Nanette N. Kelly, who together own approximately 3.6% of the common shares of ERLY INDUSTRIES INC. (NASDAQ:ERLY), Los Angeles, announced today that they reject two proposed amendments to the Articles of Incorporation of ERLY that would have the effect of restricting shareholders' rights.

     Kelley said that in the Proxy Statement for ERLY's annual meeting scheduled for September 26, 1997, the board of directors proposes amendments to the ERLY charter to eliminate cumulative voting in the election of directors, which California law requires except under limited circumstances, and to require shareholder action only at a shareholders meeting and not by written consent. Under cumulative voting, each share has a number of votes equal to the number of directors to be elected. Shareholders may cast all of their votes for a single candidate or allocate them among as many candidates and in any proportion they choose, she explained.

     "We believe these proposals undermine basic corporate democracy and are not in the best interest of the shareholders. We believe they are another example of how the ERLY board desires to exclude individual shareholders from having a meaningful voice in the activities of the company. We are very concerned that many shareholders may not fully understand that approval of these amendments will limit substantially their influence on the board in the future," said Kelley.

     On August 25, 1997, Kelley and The Powell Group Companies filed a Proxy Statement with the Securities and Exchange Commission seeking to elect a new board of directors of ERLY. Separately, they recently filed a lawsuit in Federal Court against Gerald Murphy, chairman and chief executive officer of ERLY, and Douglas Murphy, chief operating officer and a director of ERLY, alleging, among other things, breach of fiduciary duty and waste of corporate assets in connection with litigation arising from the defendants' personal investment in a real estate development project in Texas.

      A privately-held holding company based in Baton Rouge, Louisiana, The Powell Group has interests in rice farming, rice milling and storage, rice hull-to-electricity generation, radio broadcasting, commercial and residential real estate development and construction, travel management services and timber.

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